UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 26, 2015

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01             Entry into a Material Definitive Agreement.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 26, 2015, WSI Industries, Inc. (the “Company”) amended its Revolving Loan Agreement with its bank. The amendment to the Revolving Loan Agreement extended the term of the Agreement to February 28, 2016. The interest rate in the Revolving Loan Agreement is at a fluctuating annual interest rate equal to the LIBOR Rate, plus Two Hundred (200) basis points per year.

The summary of this Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to such documents, which are included as Exhibits 10.1 through 10.2 of Item 9.01 to this Form 8-K and are incorporated by reference into these Items 1.01 and 2.03.

Item 9.01             Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Revolving Loan Agreement dated January 26, 2015 between WSI Industries, Inc. and BMO Harris Bank N.A.

10.2	Acknowledgement of Guarantors dated January 26, 2015 between WSI Rochester, Inc., WSI Industries, Co. and BMO Harris Bank N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC. By: /s/ Benjamin T. Rashleger Benjamin T. Rashleger Chief Executive Officer

Date: January 27, 2015